UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 25, 2006

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2006, the Board of Directors of Central European Media Enterprises Ltd. (“CME”) appointed Christian Stahl and Frank Ehmer to the Board of Directors. These appointments will be effective as of the date of the closing (the “Closing Date”) of the sale of a partnership interest in CME Holdco L.P. held by Ronald S. Lauder and certain related parties to Adele (Guernsey) L.P. (“Apax SPV”), which is wholly-owned by investment funds affiliated with Apax Partners. As of the Closing Date, CME Holdco L.P. will hold 64.8% of the voting rights of CME. The Closing Date is expected to occur on or about September 1, 2006.

These appointments are being made pursuant to the purchase agreement, dated August 28, 2006, among Ronald S. Lauder, certain of his related parties and Apax SPV and the limited partnership agreement of CME Holdco L.P., to be entered into on the Closing Date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: August 29, 2006	/s/ Robert E. Burke
Robert E. Burke
President
(Chief Operating Officer and Duly Authorized Officer)